EXHIBIT 4.21

Debenture
Secs 1 (09/06)

THIS IS AN IMPORTANT DOCUMENT. YOU SHOULD TAKE INDEPENDENT LEGAL ADVICE BEFORE SIGNING AND SIGN ONLY IF YOU WANT TO BE LEGALLY BOUND. IF YOU SIGN AND THE BANK IS NOT PAID YOU MAY LOSE THE ASSET(S) CHARGED

Date:	March 19, 2007

Definitions

Bank:	National Westminster Bank Plc

Company:	Russ Berrie (UK) Limited Company No: 01459528

Company’s Obligations:

All the Company’s liabilities to the Bank of any kind and in any currency (whether present or future actual or contingent and whether incurred alone or jointly with another) together with the Bank’s charges and commission Interest and Expenses

Expenses:

All expenses (on a full indemnity basis) incurred by the Bank or any Receiver at any time in connection with the Property or the Company’s Obligations or in taking or perfecting this deed or in preserving defending or enforcing the security created by this deed or in exercising any power under this deed or otherwise with Interest from the date they are incurred

Interest:	Interest at the rate(s) charged to the Company by the Bank from time to time

Property:	The whole and any part of the undertaking property and assets of the Company charged by Clause 1

Required Currency:	The currency or currencies in which the Company’s Obligations are expressed from time to time

Charge

1                                          The Company covenants to discharge on demand the Company’s Obligations and as a continuing security for such discharge and with full title guarantee charges to the Bank:-

1.1                                 By way of legal mortgage all the freehold and leasehold property now vested in or charged to the Company

1.2                                 By way of fixed charge all estates or interests in any freehold and leasehold property now and in the future vested in or charged to the Company except the property charged by Clause 1.1

1.3                                 By way of fixed charge all fixtures and fittings from time to time attached to any freehold and leasehold property of the Company

1.4                                 By way of fixed charge all plant and machinery of the Company present and future and all associated warranties and maintenance contracts

1.5                                 By way of fixed charge all rents receivable from any lease granted out of any freehold and leasehold property of the Company

1.6                                 By way of fixed charge all the goodwill of the Company present and future

1.7                                 By way of fixed charge all the uncalled capital of the Company present and future

1.8                                 By way of fixed charge all stocks shares and other securities held by the Company from time to time in any subsidiary and all income and rights derived from or attaching to the same

1.9                                 By way of fixed charge all Intellectual Property Rights choses in action licences and claims of the Company present and future and the insurance policies and proceeds of any insurance from time to time affecting the Property. “Intellectual Property Rights” include (without limitation) all rights in patents inventions copyrights design rights trademarks service marks database rights confidential information know-how domain names and business names

1.10                           By way of fixed charge the benefit of any currency or interest rate swap cap or collar or other hedging agreement or any futures transaction or treasury instrument made with the Bank or any third party

1.11                           By way of floating charge all the undertaking and all property assets and rights of the Company present and future not subject to a fixed charge under this deed or any other security present or future held by the Bank

Restrictions

2.1                                 The Company will not without the previous written consent of the Bank:-

2.1.1                        Create or permit to arise any mortgage charge or lien on the Property

2.1.2                        Dispose of the Property charged by Clauses 1.1 to 1.10 inclusive

2.1.3                        Accept payment in advance of a call for or call up any uncalled capital

2.1.4                        Deal with the Company’s book debts and other debts otherwise than by collecting them in the ordinary course of the Company’s business and in particular the Company will not realise its book debts and other debts by means of block discounting factoring or the like

2.1.5                        Dispose of the Property charged by Clause 1.11 other than in the ordinary course of business

2.1.6                        Grant or accept a surrender of any lease or licence of or part with or share possession or occupation of its freehold and leasehold property or any part of it

2.2                                 If the Bank does consent to the creation of a mortgage or charge on the Property it may require a priority agreement or deed with the mortgagee or chargee.

Insurance

3.1                                 The Company will keep comprehensively insured to the Bank’s reasonable satisfaction all of the Property which is of an insurable nature for its full reinstatement cost and in default the Bank may enter and effect such insurance (without becoming liable to account as mortgagee in possession)

3.2                                 The Company will hold in trust for the Bank all money received under any insurance of the Property and at the Bank’s option will apply the same in making good the relevant loss or damage or in or towards discharge of the Company’s Obligations

Deeds Securities and Debts

4.1                                 The Company will from time to time deposit with the Bank all insurance policies (or where the Bank agrees copies of them) deeds and documents of title relating to the Property

4.2                                 The Company will pay into the Company’s account with the Bank and if more than one then into such account or such account with another bank as the Bank may specify from time to time all money which the Company may receive in respect of the Company’s book debts and other debts

Repair and Alteration

5.1                                 The Company will keep the Property charged by Clauses 1.1 to 1.4 inclusive in good condition and the Bank may enter and inspect and in default effect repairs (without becoming liable to account as mortgagee in possession)

5.2                                 The Company will not without the prior written consent of the Bank make any alteration to the Property charged by Clauses 1.1 and 1.2 which would require Planning Permission or approval under any Building Regulations

Notice of Crystallisation

6                                          The Bank may by written notice to the Company convert the floating charge into a fixed charge as regards any of the property assets and rights of the Company present and future not subject to a fixed charge under this deed. Following such a notice the Company shall not dispose of any of such Property which is included in the notice without the prior written consent of the Bank

Powers of the Bank

7.1                                 The Bank may without restriction grant or accept surrenders of leases of the Company’s freehold and leasehold property or any part of it

7.2                                 Section 103 of the Law of Property Act 1925 shall not apply and the Bank may exercise its power of sale and other powers under that or any other Act or this deed at any time after the date of this deed

7.3                                 The Bank may under the hand of any official or manager or by deed appoint or remove a Receiver or Receivers of the Property and may fix and pay the fees of a Receiver but any Receiver shall be deemed to be the agent of the Company and the Company shall be solely responsible for the Receiver’s acts defaults and remuneration

7.4                                 The Bank may under the hand of any official or manager appoint an administrator of the Company

7.5                                 All or any of the powers conferred on a Receiver by Clause 8 may be exercised by the Bank without first appointing a Receiver or notwithstanding any appointment

7.6                                 The Bank will not be liable to account to the Company as mortgagee in possession for any money not actually received by the Bank

7.7                                 Section 93(1) of the Law of Property Act 1925 shall not apply to this deed

7.8                                 The Bank may as it thinks fit exercise any rights attaching to the Property charged by Clauses 1.8 and 1.9 for the purpose of preserving the value of or realising such Property but otherwise the Bank will only exercise such rights in accordance with the Company’s instructions

7.9                                 In addition to any lien or right to which the Bank may be entitled by law the Bank may from time to time without notice and both before and after demand set off the whole or any part of the Company’s Obligations against any deposit or credit balance on any account of the Company with the Bank (whether or not that deposit or balance is due to the Company)

7.10                           Despite any term to the contrary in relation to any deposit or credit balance on any account of the Company with the Bank that deposit or balance will not be capable of being assigned dealt with mortgaged or charged and will not be repayable to the Company before all the Company’s Obligations have been discharged but the Bank may without prejudice to this deed permit the Company to make withdrawals from time to time

7.11                           The Bank may exchange or convert to the Required Currency any currency held or received

7.12.1                  If the Bank believes that any representation made by the Company to the Bank is materially untrue or that the Company has breached or might be about to breach any undertaking or covenant given to the Bank or any part of the Company’s Obligations is not paid to the Bank when due then the Bank may request that the Company appoint a firm of accountants to investigate and report to the Bank on the financial affairs of the Company

7.12.2                  If the Bank makes a request under Clause 7.12.1 the Company shall within 7 days (or such longer period as the Bank may allow) appoint a firm of accountants approved by the Bank on terms of reference approved by the Bank to carry out such investigation and make such report and the Company shall be solely responsible for the fees and expenses of such firm of accountants.  The Bank may pay the amount of such fees and expenses on behalf of the Company and the Company shall reimburse the Bank such amount on demand

7.13                           The Bank may apply to any account of the Company with the Bank (whether in credit or debit or whether such account may go into debit as a result) any amount which the Company is liable to pay or reimburse to the Bank under this deed

Receivers

8.1                                 Any Receiver appointed by the Bank shall be a Receiver and Manager and shall (in addition to all powers conferred on him by law) have the following powers which in the case of Joint Receivers may be exercised jointly or severally:-

8.1.1                        To take possession of and generally manage the Property and any business of the Company

8.1.2                        To carry out on any freehold or leasehold property of the Company any new works or complete any unfinished works of building reconstruction maintenance furnishing or equipment

8.1.3                        To purchase or acquire any land or other property and purchase acquire grant or release any interest in or right over land or the benefit of any covenants (positive or restrictive) affecting land

8.1.4                        To sell lease surrender or accept surrenders of leases charge or otherwise deal with or dispose of the Property without restriction including (without limitation) power to dispose of any fixtures separately from the land

8.1.5                        To carry into effect and complete any transaction by executing deeds or documents in the name of or on behalf of the Company

8.1.6                        To take continue or defend any proceedings and enter into any arrangement or compromise

8.1.7                        To insure the Property and any works and effect indemnity insurance or other similar insurance and obtain  bonds and give indemnities and security to any bondsmen

8.1.8                        To call up any uncalled capital of the Company with all the powers conferred by the Articles of Association of the Company in relation to calls

8.1.9                        To employ advisers consultants managers agents workmen and others

8.1.10                  To purchase or acquire materials tools equipment goods or supplies

8.1.11                  To borrow any money and secure the payment of any money in priority to the Company’s Obligations for the purpose of the exercise of any of his powers

8.1.12                  To do any other acts which the Receiver may consider to be incidental or conducive to any of his powers or to the realisation of the Property

8.2                                 A Receiver shall apply all money he receives first in repayment of all money borrowed by him and his expenses and liabilities and in payment of his fees and secondly towards the remaining matters specified in Section 109(8) of the Law of Property Act 1925

Power of Attorney

9                                         The Company irrevocably appoints the Bank and any Receiver severally to be the Attorney of the Company (with full power of substitution and delegation) in the Company’s name and on the Company’s behalf and as the Company’s act and deed to sign or execute all deeds instruments and documents or take continue or defend any proceedings which may be required by the Bank or any Receiver pursuant to this deed or the exercise of any of their powers

Appropriation

10.1                           Subject to Clause 10.2 the Bank may appropriate all payments received for the account of the Company in reduction of any part of the Company’s Obligations as the Bank decides

10.2                           The Bank may open a new account or accounts upon the Bank receiving actual or constructive notice of any charge or interest affecting the Property. Whether or not the Bank opens any such account no payment received by the Bank after receiving such notice shall (if followed by any payment out of or debit to the relevant account) be appropriated towards or have the effect of discharging any part of the Company’s Obligations outstanding at the time of receiving such notice

Preservation of other Security and Rights and Further Assurance

11.1                           This deed is in addition to any other security present or future held by the Bank for the Company’s Obligations and shall not merge with or prejudice such other security or any contractual or legal rights of the Bank

11.2                           The Company will at its own cost at the Bank’s request execute any deed or document and take any action required by the Bank to perfect this security or further to secure on the Property the Company’s Obligations

Memorandum and Articles of Association

12                                    The Company certifies that this deed does not contravene the Company’s Memorandum and Articles of Association

Notices

13.1                           Any notice or demand by the Bank may be served personally on any director or the secretary of the Company or may be sent by post or fax or delivered to the Company at the Company’s address last known to the Bank

13.2                           A notice or demand by the Bank by post shall be deemed served on the Business Day after posting

13.3                           A notice or demand sent by the Bank by fax (i) during the Bank’s working hours on a Business Day shall be deemed served on the day of sending (ii) at any other time shall be deemed served on the next following Business Day

13.4                           “Business Day” means any day other than a Saturday or Sunday on which banks are generally open for business in London

Governing Law

14                                    This deed shall be governed by and construed in accordance with English law

Interpretation

15.1                           The expressions “Company” and “Bank” where the context admits include their respective successors in title and assigns

15.2                           The expression “subsidiary” carries the same meaning as in section 736(1) of the Companies Act 1985

15.3                           Interest will be calculated both before and after demand or judgment on a daily basis and compounded according to agreement or in the absence of agreement monthly on such days as the Bank may select

15.4                           References to the “Property” include any part of it

15.5                           References to freehold and leasehold property include all covenants and rights affecting or concerning the same

15.6                           Each of the provisions of this deed shall be severable and distinct from one another and if one or more of such provisions is invalid or unenforceable the remaining provisions shall not in any way be affected

In Witness of which this deed has been duly executed

	)	Chris Robinson
Signed and Delivered as a deed by	)	Director
the Company acting by a director	)
and its secretary or two directors	)	Trevor Rowcliffe
	)	Secretary/Director

For and on behalf of the Bank

Simon Pickett
Duly Authorised Official

National Westminster Bank Plc releases to the within named Company the undertaking and other property and assets comprised in the within written document

For and on behalf of National Westminster Bank Plc

Simon Pickett
Duly Authorised Official

Date March 19, 2007

BANK’S COPY

Resolution re Debenture

Extract from the Minutes of a Meeting of the Directors of Russ Berrie (UK) Limited  (the “Company”)

“After due consideration of all the circumstances and on being satisfied that it is for the benefit of the Company and in the interests of the Company for the purpose of carrying on its business to create a debenture in the form now produced (the “Debenture”) to secure all the liabilities of the Company to National Westminster Bank Plc it was resolved that the Debenture be executed as a deed by the Company and that it be duly registered in the books of the Company and with the Registrar of Companies.”

I hereby certify that the foregoing is a true extract from the Minutes of a Meeting of the Directors of the Company at which (all appropriate interests having been declared) a quorum entitled to vote was present duly held on the             day              of              and that a true copy of the Debenture has been retained by the Company.

Secretary Trevor Rowcliffe

COMPANY’S COPY

Resolution re Debenture

Extract from the Minutes of a Meeting of the Directors of Russ Berrie (UK) Limited  (the “Company”)

“After due consideration of all the circumstances and on being satisfied that it is for the benefit of the Company and in the interests of the Company for the purpose of carrying on its business to create a debenture in the form now produced (the “Debenture”) to secure all the liabilities of the Company to National Westminster Bank Plc it was resolved that the Debenture be executed as a deed by the Company and that it be duly registered in the books of the Company and with the Registrar of Companies.”

I hereby certify that the foregoing is a true extract from the Minutes of a Meeting of the Directors of the Company at which (all appropriate interests having been declared) a quorum entitled to vote was present duly held on the            day            of            and that a true copy of the Debenture has been retained by the Company.

Secretary Trevor Rowcliffe